Exhibit 99.1

Central Garden & Pet Announces Q1 Fiscal 2023 Financial Results

Fiscal 2023 Q1 net sales of $628 million

Fiscal 2023 Q1 loss per share of $0.16

Maintains outlook for fiscal 2023 EPS of $2.60 to $2.80

WALNUT CREEK, Calif.--(BUSINESS WIRE)--January 31, 2023--Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), a market leader in the Pet and Garden industries, today announced financial results for its fiscal 2023 first quarter ended December 24, 2022.

“We delivered first quarter results in line with our guidance which anticipated near-term challenges including the residual impact from last year's poor garden season, higher retailer inventories, softer foot traffic at garden retailers, and broadly higher input costs,” said Tim Cofer, CEO of Central Garden & Pet. “Looking to the rest of the year, we assume a more normal garden season and that inventory dynamics will stabilize, and expect pricing actions and cost control to largely offset inflation. We remain confident in the competitive strength of Central, our team's ability to perform in this difficult environment and the long-term trends supporting growth in the Pet and Garden industries.”

Fiscal 2023 First Quarter Financial Results

Net sales were $628 million compared to $661 million a year ago, a decline of 5%.

Gross margin was 27.4% compared to 30.0% a year ago. The decline was driven primarily by the Garden segment largely due to cost inflation and unfavorable overhead absorption due to lower sales, partially offset by pricing actions.

Operating income was $0.4 million compared to $26 million a year ago, and operating margin was 0.1% compared to 4.0% in the prior year. The operating margin decline was primarily driven by the Garden segment largely due to cost inflation and overhead absorption pressures from lower sales, partially offset by lower commercial spend.

Net interest expense of $14 million was in line with the prior year quarter.

The Company's net loss was $8 million compared to net income of $9 million a year ago. Loss per share was $0.16 compared to earnings per share of $0.16 in the prior year quarter. Adjusted EBITDA was $29 million compared to $52 million a year ago.

The Company’s effective tax rate was 24.2% compared to 20.7% in the prior year quarter.

Pet Segment Fiscal 2023 First Quarter Results

Net sales for the Pet segment were $416 million compared to $436 million in the prior year, a decline of 5%. The decline was largely driven by the Company's decision to discontinue low-profit private label product lines, and lower demand for durable pet products, particularly in Aquatics.

Pet segment operating income was $40 million compared to $45 million a year ago, and operating margin was 9.5% compared to 10.4%. The decline in operating margin was mainly driven by inflation and lower sales, partially offset by pricing actions. Pet segment adjusted EBITDA was $50 million compared to $55 million a year ago.

Garden Segment Fiscal 2023 First Quarter Results

Net sales for the Garden segment were $212 million compared to $225 million a year ago, a decline of 6%. Lower sales in Controls & Fertilizer were partially offset by strength in Wild Bird and Grass Seed. Net sales were unfavorably impacted by higher inventories at retail and lower foot traffic compared to a year ago.

Garden segment operating loss was $11 million compared to operating income of $6 million, and operating margin was (5.1)% compared to 2.7% a year ago. The decline in operating margin was mainly driven by inflation and the impact of lower sales partially offset by pricing actions. Garden segment adjusted EBITDA was $22 thousand compared to $16 million in the prior year quarter.

Additional Information

The Company's cash balance at the end of the quarter was $88 million compared to $296 million a year ago, driven by inventory build over the last 12 months. Cash used by operations during the quarter was $63 million compared to $92 million a year ago. The decrease in cash used by operations was driven primarily by lower working capital requirements.

Total debt as of December 24, 2022 and December 25, 2021 was $1.2 billion. The Company's leverage ratio, as defined in the Company's credit agreement, at the end of the first quarter was 3.1x compared to 2.9x at the end of the prior year quarter. The Company repurchased approximately 251,000 shares or $9 million of its stock during the quarter.

Fiscal 2023 Guidance

The Company continues to expect fiscal 2023 EPS to be $2.60 to $2.80. This outlook reflects the macroeconomic uncertainty, further cost inflation, evolving consumer behavior and unfavorable retailer inventory dynamics. The outlook includes anticipated pricing actions and productivity initiatives across the Company's portfolio to help mitigate inflation. The Company expects fiscal 2023 capital spending to be significantly below fiscal 2022 levels. Fiscal 2023 will have 53 weeks compared to 52 weeks in fiscal 2022. This outlook does not include the impact of any acquisitions or restructuring activities that may occur during fiscal 2023.

Conference Call

The Company's senior management will hold a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its fiscal 2023 first quarter results and provide a general business update. The conference call and related materials can be accessed at http://ir.central.com.

Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) using confirmation #13734666.

About Central Garden & Pet

Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) understands that home is central to life and has proudly nurtured happy and healthy homes for over 40 years. With fiscal 2022 net sales of $3.3 billion, Central is on a mission to lead the future of the Pet and Garden industries. The Company’s innovative and trusted products are dedicated to helping lawns grow greener, gardens bloom bigger, pets live healthier and communities grow stronger. Central is home to a leading portfolio of more than 65 high-quality brands including Amdro®, Aqueon®, Cadet®, Farnam®, Ferry~Morse®, Four Paws®, Kaytee®, K&H®, Nylabone® and Pennington®, strong manufacturing and distribution capabilities and a passionate, entrepreneurial growth culture. Central is based in Walnut Creek, California and has over 7,000 employees across North America and Europe. Visit www.central.com to learn more.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including statements concerning further cost inflation, evolving consumer behavior and unfavorable retailer dynamics, anticipated pricing actions, productivity initiatives and reduced capital spending, and earnings guidance for fiscal 2023, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon the Company’s current expectations and various assumptions. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:

  high inflation, rising interest rates, a potential recession and other adverse macro-economic conditions, including any impact that could result if the U.S. government were to default on its debt obligations;
  fluctuations in market prices for seeds and grains and other raw materials;
  our inability to pass through cost increases in a timely manner;
  fluctuations in energy prices, fuel and related petrochemical costs;
  declines in consumer spending and increased inventory risk during economic downturns;
  our ability to successfully manage the continuing impact of COVID-19 on our business, including but not limited to, the impact on our workforce, operations, fill rates, supply chain, demand for our products and services, and our financial results and condition;
  the potential for future reductions in demand for product categories that benefited from the COVID-19 pandemic, including the potential for reduced orders as retailers work through excess inventory;
  adverse weather conditions;
  the success of our Central to Home strategy;
  risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;
  potential restructuring activities to improve long-term profitability;
  supply chain delays and disruptions resulting in lost sales, reduced fill rates and service levels and delays in expanding capacity and automating processes;
  seasonality and fluctuations in our operating results and cash flow;
  supply shortages in pet birds, small animals and fish;
  dependence on a small number of customers for a significant portion of our business;
  consolidation trends in the retail industry;
  risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;
  competition in our industries;
  continuing implementation of an enterprise resource planning information technology system;
  potential environmental liabilities;
  risk associated with international sourcing;
  impacts of tariffs or a trade war;
  access to and cost of additional capital;
  potential goodwill or intangible asset impairment;
  our dependence upon our key executives;
  our ability to recruit and retain new members of our management team to support our growing businesses and to hire and retain employees;
  our inability to protect our trademarks and other proprietary rights;
  litigation and product liability claims;
  regulatory issues;
  the impact of product recalls;
  potential costs and risks associated with actual or potential cyber attacks;
  potential dilution from issuance of authorized shares;
  the voting power associated with our Class B stock; and
  the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes.

These risks and others are described in the Company’s Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise. The Company has not filed its Form 10-Q for the fiscal quarter ended December 24, 2022, so all financial results are preliminary and subject to change.

CENTRAL GARDEN & PET COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts, unaudited)

ASSETS	December 24, 2022	December 25, 2021	September 24, 2022
Current assets:
Cash and cash equivalents	$87,800	$296,038	$177,442
Restricted cash	14,745	12,913	14,742
Accounts receivable (less allowances of $26,115, $27,937 and $26,246)	329,129	343,659	376,787
Inventories, net	1,024,359	844,899	938,000
Prepaid expenses and other	56,590	34,213	46,883
Total current assets	1,512,623	1,531,722	1,553,854
Plant, property and equipment, net	396,675	340,133	396,979
Goodwill	546,436	369,391	546,436
Other intangible assets, net	534,207	130,190	543,210
Operating lease right-of-use assets	184,351	169,709	186,344
Other assets	54,777	576,896	55,179
Total	$3,229,069	$3,118,041	$3,282,002

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$194,159	$244,826	$215,681
Accrued expenses	179,231	225,062	201,783
Current lease liabilities	49,353	43,051	48,111
Current portion of long-term debt	296	411	317
Total current liabilities	423,039	513,350	465,892

Long-term debt	1,186,649	1,185,057	1,186,245
Long-term lease liabilities	145,261	132,174	147,724
Deferred income taxes and other long-term obligations	150,676	58,560	147,429

Equity:
Common stock, $0.01 par value: 11,250,162, 11,335,658 and 11,296,351 shares outstanding at December 24, 2022, December 25, 2021 and September 24, 2022	113	113	113
Class A common stock, $0.01 par value: 41,175,036, 42,205,761 and 41,336,223 shares outstanding at December 24, 2022, December 25, 2021 and September 24, 2022	412	422	413
Class B stock, $0.01 par value: 1,602,374, 1,612,374 and 1,612,374 at December 24, 2022, December 25, 2021 and September 24, 2022	16	16	16
Additional paid-in capital	585,127	578,917	582,056
Retained earnings	740,549	650,032	755,253
Accumulated other comprehensive loss	(3,363)	(1,273)	(4,145)
Total Central Garden & Pet Company shareholders’ equity	1,322,854	1,228,227	1,333,706
Noncontrolling interest	590	673	1,006
Total equity	1,323,444	1,228,900	1,334,712
Total	$3,229,069	$3,118,041	$3,282,002

CENTRAL GARDEN & PET COMPANY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts, unaudited)
	Three Months Ended
	December 24, 2022	December 25, 2021
Net sales	$627,663	$661,398
Cost of goods sold	455,964	463,202
Gross profit	171,699	198,196
Selling, general and administrative expenses	171,293	171,982
Operating income	406	26,214
Interest expense	(14,469)	(14,484)
Interest income	693	76
Other income (expense)	1,699	(209)
Income (loss) before income taxes and noncontrolling interest	(11,671)	11,597
Income tax (benefit) expense	(2,822)	2,401
Income (loss) including noncontrolling interest	(8,849)	9,196
Net income (loss) attributable to noncontrolling interest	(416)	187
Net income (loss) attributable to Central Garden & Pet Company	$(8,433)	$9,009
Net income (loss) per share attributable to Central Garden & Pet Company:
Basic	$(0.16)	$0.17
Diluted	$(0.16)	$0.16
Weighted average shares used in the computation of net income (loss) per share:
Basic	52,478	53,491
Diluted	52,478	54,909

CENTRAL GARDEN & PET COMPANY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands, unaudited)

	Three Months Ended
	December 24, 2022	December 25, 2021
Cash flows from operating activities:
Net income (loss)	$(8,849)	$9,196
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	21,692	20,202
Amortization of deferred financing costs	675	640
Non-cash lease expense	12,738	11,405
Stock-based compensation	6,577	5,187
Debt extinguishment costs	—	169
Deferred income taxes	3,260	2,737
Other operating activities	(35)	(70)
Change in assets and liabilities (excluding businesses acquired):
Accounts receivable	48,062	41,508
Inventories	(84,689)	(159,932)
Prepaid expenses and other assets	(11,620)	(3,635)
Accounts payable	(16,107)	1,150
Accrued expenses	(23,049)	(9,790)
Other long-term obligations	(5)	(53)
Operating lease liabilities	(11,952)	(11,172)
Net cash used by operating activities	(63,302)	(92,458)
Cash flows from investing activities:
Additions to plant, property and equipment	(17,698)	(24,210)
Investments	(250)	(1,918)
Net cash used in investing activities	(17,948)	(26,128)
Cash flows from financing activities:
Repayments of long-term debt	(88)	(767)
Repurchase of common stock, including shares surrendered for tax withholding	(9,341)	(7,775)
Payment of contingent consideration liability	(7)	(89)
Distribution to noncontrolling interest	—	(806)
Payment of financing costs	—	(2,153)
Net cash used by financing activities	(9,436)	(11,590)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,047	(395)
Net decrease in cash, cash equivalents and restricted cash	(89,639)	(130,571)
Cash, cash equivalents and restricted cash at beginning of period	192,184	439,522
Cash, cash equivalents and restricted cash at end of period	$102,545	$308,951
Supplemental information:
Cash paid for interest	$19,907	$19,750
New operating lease right of use assets	$11,022	$15,616

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, to supplement the financial results prepared in accordance with GAAP, we use non-GAAP financial measures including adjusted EBITDA. Management believes non-GAAP financial measures may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods.

Adjusted EBITDA is defined by us as income before income tax, net other expense, net interest expense, depreciation and amortization and stock-based compensation (or operating income plus depreciation and amortization and stock-based compensation expense). We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA is used by our management to perform such evaluation. Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that adjusted EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present adjusted EBITDA when reporting their results. Other companies may calculate adjusted EBITDA differently and it may not be comparable.

The reconciliations of adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. We believe that the non-GAAP financial measures provide useful information to investors and other users of our financial statements by allowing for greater transparency in the review of our financial and operating performance. Management also uses adjusted EBITDA in making financial, operating and planning decisions and in evaluating our performance, and we believe it may be useful to investors in evaluating our financial and operating performance and the trends in our business from management's point of view. While our management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results.

Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation For the Three Months Ended December 24, 2022
	Pet	Garden	Corp	Total
	(in thousands)
Net loss attributable to Central Garden & Pet Company	$—	$—	$—	$(8,433)
Interest expense, net	—	—	—	13,776
Other income	—	—	—	(1,699)
Income tax benefit	—	—	—	(2,822)
Net loss attributable to noncontrolling interest	—	—	—	(416)
Sum of items below operating income	—	—	—	8,839
Income (loss) from operations	39,555	(10,820)	(28,329)	406
Depreciation & amortization	10,112	10,842	738	21,692
Noncash stock-based compensation	—	—	6,577	6,577
Adjusted EBITDA	$49,667	$22	$(21,014)	$28,675

Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation For the Three Months Ended December 25, 2021
	Pet	Garden	Corp	Total
	(in thousands)
Net income attributable to Central Garden & Pet Company	$—	$—	$—	$9,009
Interest expense, net	—	—	—	14,408
Other expense	—	—	—	209
Income tax expense	—	—	—	2,401
Net income attributable to noncontrolling interest	—	—	—	187
Sum of items below operating income	—	—	—	17,205
Income (loss) from operations	45,251	6,057	(25,094)	26,214
Depreciation & amortization	9,549	9,620	1,033	20,202
Noncash stock-based compensation			5,187	5,187
Adjusted EBITDA	$54,800	$15,677	$(18,874)	$51,603

Contacts

Investor Relations Contact
Friederike Edelmann
VP, Investor Relations
(925) 412-6726
fedelmann@central.com